FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

      AGREEMENT made as of May 24, 2006, by and between WisdomTree Trust (the "Trust") on behalf of each of its series listed on Exhibit A hereto, and The Bank of New York, a New York banking organization ("BNY").

                              W I T N E S S E T H :
                              - - - - - - - - - -

      WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust desires to retain BNY to provide for the portfolios identified on Exhibit A attached hereto, as may be amended from time to time (each, a "Series"), the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

      NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

      1. Appointment.

      The Trust hereby appoints BNY as its agent for the term of this Agreement to perform the services described herein. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

      2. Representations and Warranties of the Trust.

      The Trust hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that:

            (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

            (b) This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms;

            (c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and

            (d) To the extent the performance of any services described in
Schedule II attached hereto by BNY in accordance with the then effective Prospectus (as hereinafter defined) for the Trust would violate any applicable laws or regulations, the Trust shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner the Trust specifies in writing, and either the furnishing of such values or the giving of such Proper Instructions shall constitute a representation by the Trust that the same is consistent with its Prospectus.

      3. Representations and Warranties of BNY.

      BNY hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing, that:

            (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

            (b) This Agreement has been duly authorized, executed and delivered by BNY in accordance with all requisite action and constitutes a valid and legally binding obligation of BNY, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, creditors' rights or equitable principles; and

            (c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

      4. Delivery of Documents.

            (a) The Trust will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

                  (i) The Trust's articles of incorporation or other organizational document and all amendments thereto (the "Charter");

                  (ii) The Trust's bylaws (the "Bylaws");

                  (iii) Resolutions of the Trust's board of directors or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by the Trust;

                  (iv) The Trust's registration statement most recently filed with the Securities and Exchange Commission (the "SEC") relating to the shares of each Series (the "Registration Statement");

                  (v) The Trust's Notification of Registration under the 1940 Act on Form N-8A filed with the SEC; and

                  (vi) The Trust's Prospectus and Statement of Additional Information pertaining to the Series (collectively, the "Prospectus").

            (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of Delaware, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Bylaws, Registration Statement and Prospectus, and all amendments thereto, and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the appropriate Trust.

            (c) It shall be the sole responsibility of the Trust to deliver to BNY its currently effective Prospectus and BNY shall not be deemed to have notice of any information contained in such Prospectus that is not contained in a Prospectus previously delivered to BNY until such information is actually received by BNY.

      5. Duties and Obligations of BNY.

            (a) Subject to the direction and control of the Trust's Board and the provisions of this Agreement, BNY shall provide to the Trust (i) the administrative services set forth on Schedule I attached hereto and (ii) the valuation and computation services listed on Schedule II attached hereto.

            (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

            (c) BNY may, pursuant to a separate agreement, provide services relating to the sub-advisory functions of the Trust or maintenance of the Trust's financial records, but shall have no duty or obligation to provide such services under this Agreement.

            (d) Upon receipt of the Trust's prior written consent, BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate; provided, however, that no such delegation of its duties and obligations hereunder shall discharge BNY from its obligations hereunder, and provided further that BNY shall not be liable for any delegee or agent consented to by the Trust. Notwithstanding the foregoing, no Trust consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc., and BNY hereunder shall be as liable for the acts or omissions of any such subsidiary as if such acts or omissions were its own.

            (e) The Trust shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance, upon the foregoing or upon any Proper Instructions, as that term is defined herein in
Section 6, advice or any documents relating to the Trust provided to BNY by any of the individuals listed on Exhibit B attached hereto or any individual reasonably believed by BNY to be one of the listed individuals (each an "Authorized

Person"). BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trust to cause any information or, documents to be provided to BNY as provided herein. All fees or costs charged by such persons shall be borne by the Trust.

            (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of BNY or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to same or all of the services provided hereunder.

            (g) The Trust shall furnish BNY with Proper Instructions containing any and all instructions, explanations, information, specifications and documentation reasonably deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Trust liabilities and expenses. BNY shall not be required to include as Trust liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state or foreign income taxes unless the Trust shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Trust shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies the Trust that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Trust also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service. In no event shall BNY be required under this Agreement to determine, or have any obligation with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Trust.

            (h) BNY may apply to an officer of the Trust for written Proper Instructions with respect to any matter arising in connection with BNY's performance hereunder for the Trust, and BNY shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such Proper Instructions. Such application may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken (which date shall be reasonably selected by BNY given the particular circumstances), and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received Proper Instructions in response to such application specifying the action to be taken or omitted.

            (i) BNY may consult with counsel to the Trust or its own external counsel, at the Trust's expense, or with its internal counsel, with respect to any matter arising in connection with the services to be performed by BNY under this Agreement, and shall promptly advise the Trust of the advice or opinion of such counsel, provided, however, that unless the circumstances do not reasonably permit the giving of notice to the Trust, BNY shall give to the Trust notice of the counsel it intends to use and await the Trust's approval thereof, which approval shall not be unreasonably withheld, except that no such notice or approval shall be required with respect to any matter or question of law referred solely to BNY's in-house counsel, and BNY shall give prompt after the fact notice where prior notice is not given. BNY shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of either Trust counsel or its own counsel, provided such advice or opinion is consistent with generally accepted industry legal standards.

            (j) Notwithstanding any other provision contained in this Agreement or Schedule I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Trust,
(ii) the taxable nature or effect on the Trust or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events,
(iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Trust to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto.

            (k) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation, except for those set forth herein, shall be implied against BNY in connection with this Agreement.

            (l) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Proper Instructions, explanations, information, specifications and documentation furnished to it by Authorized Persons and shall have no duty or obligation to review the accuracy, validity or propriety of such Proper Instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Series' liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Series shares effected by or on behalf of the Trust. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by the Trust or any third party described in this (l) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

            (m) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Trust is or will be actually paid, but will accrue such interest until otherwise instructed by the Trust.

            (n) BNY shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this

Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation reasonably deemed necessary by BNY in the performance of its duties under this Agreement. Upon the occurrence of any such delay or failure BNY shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

      6. Proper Instructions

      Proper Instructions shall mean (i) instructions given by an Authorized Person(s), such instructions to be given in such form and manner as BNY and the Trust shall agree upon from time to time, (ii) instructions (which may be continuing instructions) signed or initialed by an Authorized Person, and (iii) instructions transmitted by any electro-mechanical or electronic device agreed to by the Trust and BNY and requiring the use of user and authorization codes, passwords and/or authentication keys. Oral instructions will be considered Proper Instructions if BNY reasonably believes them to have been given by an Authorized Person. BNY shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and will make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report any discrepancy to the Trust. The Trust shall be responsible for taking any action, including any transaction reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires BNY to act, the Trust shall give BNY specific Proper Instructions as to the action required. The Trust shall protect with extreme care the user and authorization codes, passwords and/or authentication keys used for electronic or electro-mechanical Proper Instructions, and agrees such Proper Instructions may be conclusively presumed by BNY to be given by Authorized Persons. BNY shall not to be held to have notice of any change of authority of any Authorized Person until receipt of appropriate written notice thereof has been received by BNY from the Trust.

      7. Allocation of Expenses.

      Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the appropriate Trust.

      8. Standard of Care; Indemnification.

            (a) BNY shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. Except for the Trust's obligation to indemnify BNY for Losses as set forth in Section 8(b) hereof, including Losses constituting special, indirect or consequential damages to third parties, neither BNY nor the Trust shall otherwise be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable, except that BNY shall be liable for reasonable counsel fees as provided in Section 8(c) hereof.

            (b) BNY shall not be responsible for, and the Trust shall indemnify and hold BNY harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability ("Losses") arising out of or attributable to:

            (i) The Trust's negligence or willful misconduct;

            (ii) The breach of any representation or warranty of the Trust hereunder;

            (iii) The conclusive reliance on or use by BNY or its agents or subcontractors of information, records, documents or services which (A) are received by BNY or its agents or subcontractors, and (B) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar;

            (iv) The conclusive reliance on, or the carrying out by BNY or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust; and

            (v) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

            (vi) BNY shall promptly give notice of any claim, but a delay in giving notice shall not affect the BNY's right to indemnification. BNY agrees to keep the Trust informed of the status of, and material developments in, any lawsuit, litigation or other proceeding relating to such claim, and its counsel shall discuss its response, defense and legal action with respect to any claim with the Trust's counsel but BNY's counsel shall control any response, defense, or legal action, including any settlement, without the consent or approval of the Trust's counsel and even if the Trust's counsel disagrees. In the event BNY enters any settlement for an amount which is not reasonable, the Trust shall not be liable for, and its indemnity to BNY shall not include, the difference between the dollar amount of BNY's settlement and the highest dollar amount of a settlement which would have been reasonable. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement.

            (c) The Trust shall not be responsible for, and BNY shall indemnify and hold the Trust harmless from and against, any and all Losses (including reasonable counsel fees) arising out of or attributable to:

            (i) BNY's negligence or willful misconduct; and

            (ii) The breach of any representation or warranty of BNY hereunder.

            (iii) The Trust shall promptly give notice of any claim, but a delay in giving notice shall not affect the Trust's right to indemnification. The Trust agrees to keep the Bank informed of the status of, and material developments in, any lawsuit, litigation or other proceeding relating to such claim, and its counsel shall discuss its response, defense and legal action with respect to any claim with BNY's counsel, but the Trust's counsel shall control any response, defense, or legal action, including any settlement, without the consent or approval of the Bank's counsel and even if the Bank's counsel disagrees. In the event the Trust enters any settlement for an amount which is not reasonable, the Bank shall not be liable for, and its indemnity to the Trust shall not include, the difference between the dollar amount of the Trust's settlement and the highest dollar amount of a settlement which would have been reasonable. This indemnity shall be a continuing obligation of BNY, its successors and assigns, notwithstanding the termination of this Agreement.

            (d) Notwithstanding any other provision contained in this Agreement, BNY shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Trust of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Trust; (b) the taxable nature or effect on the Trust or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Trust to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto.

            (e) The terms of this Section 8 shall survive the termination of this Agreement.

      9. Compensation.

      For the services provided hereunder, the Trust agrees to pay BNY such compensation as is mutually agreed upon in writing from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. BNY shall deliver to the Trust invoices for services rendered hereunder, and the Trust shall have a reasonable time period to review and approve the payment of such invoices. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, the Trust's net asset value shall be computed at the times and in the manner specified in the Trust's Prospectus.

      10. Term of Agreement.

      This Agreement may be terminated by either BNY giving to the Trust, or the Trust giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 180 days after the date of the giving of such notice, provided that any such termination prior to the first anniversary of the date first above written may only be for cause. Upon termination hereof, the affected Trust(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

      11. Authorized Persons.

      Attached hereto as Exhibit B is a list of persons duly authorized by the board of the Trust to execute this Agreement and give any written or oral Proper Instructions, or written or oral specifications, by or on behalf of the Trust. From time to time, the Trust may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

      12. Records

      In compliance with the requirements of Rule 31a-3 under the 1940 Act, BNY agrees that all records listed on Schedule II which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible in a facility owned or maintained by BNY, during normal business hours, and shall be promptly surrendered in the form and medium then maintained upon the termination of the Agreement or otherwise on written request. BNY further agrees that all records listed on Schedule II which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above, and will be surrendered in the form and medium then maintained.

      13. Confidentiality.

      BNY has established and maintains policies and measures reasonably designed to protect the confidentiality of customer information, and will subject information hereunder to such policies and measures.

      14. Amendment.

            (a) This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and the Trust to be bound thereby, and authorized or approved by the Trust's Board.

            (b) Notwithstanding any other provisions contained in this Agreement, the Trust may without BNY's consent amend Exhibit A to add or delete Series, provided that after such amendment there are not more than forty-four
(44) Series listed thereon, and provided further that the Trust provide at least thirty (30) days notice to BNY of each such amendment.

      15. Assignment.

      This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of BNY, or by BNY without the written consent of the affected Trust accompanied by the authorization or approval of the Trust's Board. Any purported assignment in violation of this provision shall be void.

      16. Governing Law; Consent to Jurisdiction.

      This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. BNY and the Trust each hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction BNY or the Trust may now or hereafter be entitled to claim, for themselves or their assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, BNY and the Trust irrevocably agree not to claim, and hereby waive, such immunity.

      17. Severability.

      In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

      18. No Waiver.

      Each and every right granted to BNY or the Trust hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY or the Trust to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY or the Trust of any right preclude any other or future exercise thereof or the exercise of any other right.

      19. Notices.

      All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

      if to the Trust, at

      WisdomTree Trust
      48 Wall Street
      Suite 1100
      New York, New York 10005

      With a copy (which shall not constitute notice) to

      Kirkpatrick & Lockhart, Nicholson Graham LLP
      599 Lexington Avenue
      46th Floor
      New York, New York 10022
      Attention: Robert J. Borzone, Jr.

      if to BNY, at

      The Bank of New York
      New York, New York 10286
      Attention:
      Title:

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

      20. Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

      21. Several Obligations.

      The parties acknowledge that the obligations of the Series hereunder are several and not joint, that no Series shall be liable for any amount owing by another Series and that the Series have executed one instrument for convenience only.

      22. Limitation of Liability.

      It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.



                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.



                                            WISDOMTREE TRUST



                                            By: ________________________________
                                                on behalf of WisdomTree Trust
                                                Name: Jonathan Steinberg
                                                Title: President



                                            THE BANK OF NEW YORK



                                            By: ________________________________
                                                Title:

                                    EXHIBIT A

Name of Series:

WisdomTree Total Dividend Fund
WisdomTree High-Yielding Equity Fund
WisdomTree Dividend Top 100 Fund
WisdomTree LargeCap Dividend Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund
WisdomTree DIEFA Index Fund
WisdomTree DIEFA High-Yielding Equity Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Europe High-Yielding Equity Index Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Pacific ex-Japan Total Dividend Fund
WisdomTree Pacific ex-Japan High-Yielding Equity Fund
WisdomTree International Dividend Top 100 Fund
WisdomTree International LargeCap Index Fund
WisdomTree International MidCap Index Fund
WisdomTree International SmallCap Index Fund
WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Cyclical Sector Fund
WisdomTree International Consumer Non-Cyclical Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund
WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund



Dated: June 12, 2006


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                                    EXHIBIT B

         I,                    , of WisdomTree Trust, a business trust organized
and existing under the laws of the State of Delaware (the "Trust"), do hereby certify that:

      The following individuals serve in the following positions with the Trust, and each has been duly elected or appointed by the Board of Trustees of the Trust to each such position and qualified therefor in conformity with the Trust's Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral Proper Instructions or written or oral specifications by or on behalf of the Trust to the Bank.


Name                        Position                 Signature


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                                   SCHEDULE I
                             ADMINISTRATIVE SERVICES

1. Prepare minutes of Board of Director meetings and assist the Secretary of each Fund in preparation for Board meetings. Such minutes, meeting agendas and other material prepared in preparation for each Board meeting are subject to the review and approval of Fund counsel.

2. Perform for each Fund, the compliance tests as mutually agreed and which shall be specific to each Fund. The Compliance Summary Reports listing the results of such tests are subject to review and approval by each Fund.

3. Participate in the periodic updating of each Fund's Registration Statement and Prospectus and, subject to approval by such Fund's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Fund's shareholders, including annual and semi-annual reports to shareholders, Form N-SAR, Form N-CSR, Form N-Q and notices pursuant to Rule 24(f)-2.

4. Prepare workpapers supporting the preparation of federal, state and local income tax returns for each Fund for review and approval by each Fund's independent auditors; perform ongoing wash sales review (i.e., purchases and sales of Fund investments within 30 days of each other); and prepare Form 1099s with respect to each Fund's directors or trustees and file such forms upon the approval of the Fund's Treasurer.

5. Prepare and, subject to approval of each Fund's Treasurer, disseminate to such Fund's Board quarterly unaudited financial statements and schedules of such Fund's investments and make presentations to the Board, as appropriate.

6. Subject to approval of each Fund's Board, assist such Fund in obtaining fidelity bond and E&O/D&O insurance coverage.

7. Prepare statistical reports for outside information services (e.g., IBC/Donoghue, ICI, Lipper Analytical and Morningstar).

8. Attend shareholder and Board meetings as requested from time to time.

9. Subject to review and approval by the Fund Treasurer, establish appropriate expense accruals, maintain expense files and coordinate the payment of invoices for each Fund.


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                                   SCHEDULE II
                       VALUATION AND COMPUTATION SERVICES

      I. BNY shall maintain the following records on a daily basis for each Series.

            1.    Report of priced portfolio securities

            2.    Statement of net asset value per share

      II.   BNY shall maintain the following records on a monthly basis for each
            Series:

            1.    General Ledger

            2.    General Journal

            3.    Cash Receipts Journal

            4.    Cash Disbursements Journal

            5.    Subscriptions Journal

            6.    Redemptions Journal

            7.    Accounts Receivable Reports

            8.    Accounts Payable Reports

            9.    Open Subscriptions/Redemption Reports

            10.   Transaction (Securities) Journal

            11.   Broker Net Trades Reports

      III. BNY shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.


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      The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

      IV. For internal control purposes, BNY uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

            1.    Securities bought

            2.    Securities sold

            3.    Interest received

            4.    Dividends received

            5.    Capital stock sold

            6.    Capital stock redeemed

            7.    Other income and expenses

      All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.


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